UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Floor 30 Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Sixth Supplemental Indenture

On March 22, 2013, Atlantic Power Corporation (the “Company”) entered into a Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) between the Company and Computershare Trust Company of Canada (the “Canadian Trustee”) to the Trust Indenture dated as of December 17, 2009 (as subsequently amended, the “Trust Indenture”) between the Company and the Canadian Trustee.  The Sixth Supplemental Indenture corrects certain adjustments to be made to the conversion price of the US$130 million 5.75% Series C Convertible Unsecured Subordinated Debentures due June 30, 2019, which were issued pursuant to the second supplemental indenture to the Trust Indenture dated as of July 5, 2012 between the Company and the Canadian Trustee.

The foregoing summary of the terms of the Sixth Supplemental Indenture is qualified in its entirety by reference to the full text of the Sixth Supplemental Indenture, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
Number	Description
4.1	Sixth Supplemental Indenture, dated March 22, 2013, among the Company and the Canadian Trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: March 26, 2013	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Sixth Supplemental Indenture, dated March 22, 2013, among the Company and the Canadian Trustee.

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